UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 23, 2012
Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue South, Suite 120
Minneapolis, MN 55416
(Address of principal executive offices, including zip code)

(952) 215-0660
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)                                 We held our annual meeting of shareholders on October 23, 2012.  The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

(b)

1.                                      Robert J. Doran, Fouad Z. Bashour, Charles J. Hey, Joel C. Longtin, Louis M. Mucci, Michael S. Rawlings, Michael H. Staenberg, and Steven J. Wagenheim were elected directors of the Company for the ensuing year and until their successors shall be elected and duly qualified. The results of the vote were as follows:

	For	Withhold	Broker Non-Votes
Robert J. Doran	8,180,339	106,284	1,542,511
Fouad Z. Bashour	8,180,365	106,258	1,542,511
Charles J. Hey	8,156,573	130,050	1,542,511
Joel C. Longtin	8,179,133	107,490	1,542,511
Louis M. Mucci	8,180,097	106,526	1,542,511
Michael S. Rawlings	8,156,562	130,061	1,542,511
Michael H. Staenberg	8,197,020	89,603	1,542,511
Steven J. Wagenheim	8,173,821	112,802	1,542,511

2.                                      The appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent registered public accounting firm for the fiscal year ending December 25, 2012 was ratified.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
9,800,991	26,096	2,047	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: October 24, 2012	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer